Exhibit 3.1

Wyoming Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
Ed Murray, WY Secretary of State
FILED: Dec 1 2017 12:45PM
Original ID: 2017-000778638

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
XTRA Energy Corporation

II. The name and physical address of the registered agent of the corporation is:
Northwest Registered Agent Service, Inc.
30 N Gould St Ste N
Sheridan, WY 82801

III. The mailing address of the corporation is:
914 Bobwhite Street
Fruitland, ID 83619

IV. The principal office address of the corporation is:
914 Bobwhite Street
Fruitland, ID 83619

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	Unlimited	Common Par Value:	$0.0001
Number of Preferred Shares:	500,000,000	Preferred Par Value:	$0.0001

VI. The name and address of each incorporator is as follows:
Paul Charles Knudson
917 Bobwhite Street, Fruitland, Idaho 83619

Signature: *Paul Charles Knudson* Date: **12/01/2017**

Print Name: **Paul Charles Knudson**

Title: **Incorporator**

Email: **pck710@gmail.com**

Daytime Phone #: **(208) 707-1008**

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